Exhibit 10.4(a)

FIRST AMENDMENT TO
GUARDANT HEALTH, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (“First Amendment”) to the Guardant Health, Inc. 2018 Employee Stock Purchase Plan (the “Plan”), is adopted by the Compensation Committee of the Board of Directors (the “Committee”) of Guardant Health, Inc., a Delaware corporation (the “Company”), effective as of March 11, 2019. Capitalized terms used in this First Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 9.1 of the Plan, the Committee has the authority to amend the Plan at any time and from time to time.

C.	The Committee believes it to be in the best interest of the Company and its stockholders to amend the Plan to revise the definition of “Compensation” in the Plan.

AMENDMENT

1.    Section 2.8 of the Plan is hereby amended and restated in its entirety to read as follows:

“Compensation” of an Eligible Employee shall mean the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment, overtime payments, commissions, periodic bonuses, jury duty and bereavement pay but excluding pay during a leave of absence, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.”

2.
This First Amendment shall be and hereby is incorporated in and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has caused this First Amendment to be executed by a duly authorized officer of the Company as of the 11th day of March, 2019.

Guardant Health, Inc.

By: /s/ Helmy Eltoukhy
Helmy Eltoukhy
Chief Executive Officer

Date: March 11, 2019